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Exhibit 11.1 Computation of Earnings Per Share



                                CELLULAR TECHNICAL SERVICES COMPANY, INC.

                                   COMPUTATION OF EARNINGS PER SHARE
                                            (unaudited)

                                (in 000's, except per share amounts)

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                      -------------------------------
                                                                                        1996       1995       1994
                                                                                      ---------  ---------  ---------

Primary earnings per share:
 Net income (loss) for calculation of primary earnings per share                      $ (7,350)   $    63  $   1,550
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Weighted average number of shares outstanding                                           21,999     20,398     19,091

Dilutive effect of outstanding warrants and stock options--based
 upon the Treasury Stock Method using average market price(1)                                0      1,628      1,206
                                                                                      ---------  ---------  ---------
Weighted average number of shares, as adjusted, for calculation of
 primary earnings per share                                                             21,999     22,026     20,297
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
Primary earnings (loss) per share(2)                                                 $   (0.33) $     .00  $     .08
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------
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(1) Common Stock equivalent shares have not been considered in the calculation for the year ended December 31, 1996 because the effect would be antidilutive.

(2) Fully diluted earnings share computations are not included since theywould not mateially change results presented on a primary earnings per share basis.